Exhibit 10.11

THIRD AMENDMENT TO LEASE

BY AND BETWEEN:

MAURICE M. WEILL, TRUSTEE
FOR BRANCHBURG PROPERTY

"Landlord"

-and-

 LIFECELL CORPORATION,
a Delaware corporation

"Tenant"

DATED: November 6, 2007

LAW OFFICES

EPSTEIN, BROWN & GIOIA, LLC
245 Green Village Road
P.O. Box 901
Chatham Township, NJ  07928-0901
(973) 593-4900
Fax (973) 593-4966

THIRD AMENDMENT TO LEASE dated this 6th day of November, 2007, by and between MAURICE M. WEILL, TRUSTEE FOR BRANCHBURG PROPERTY, having an office at 374 Millburn Avenue, 4th Floor, Millburn, New Jersey 07041, hereinafter called the "Landlord"; and LIFECELL CORPORATION, a Delaware corporation, having an address at One Millennium Way, Branchburg, New Jersey 08876, hereinafter called the "Tenant".

W I T N E S S E T H :-

WHEREAS, the Landlord owns certain lands and premises in the Township of Branchburg, County of Somerset and State of New Jersey, which lands and premises are commonly known as Lot 1.01 in Block 61, upon which there has been erected a building containing approximately 89,960 square feet, hereinafter called the "Building"; and

WHEREAS, Landlord and Tenant have previously entered into a lease agreement dated June 17, 1999, as amended by First Amendment to Lease dated September 21, 1999, and by Second Amendment to Lease dated April 3, 2000, hereinafter collectively called the "Lease", in connection with the leasing of the Building, hereinafter called the "Leased Premises"; and

WHEREAS, the Tenant has exercised its option to extend the Lease for a further period of five (5) years, which  extended term shall commence as of December 1, 2010 and shall expire on November 30, 2015,

NOW, THEREFORE, in consideration of the sum of one ($1.00) DOLLAR and other good and valuable consideration, the parties hereto covenant and agree as follows:

1.           The Lease is hereby extended for a further period of five (5) years, which Lease extension shall commence as of December 1, 2010, and shall expire as of November 30, 2015, hereinafter called the "Extended Term".  The Extended Term is the first five (5) year renewal term referred to in Article 45.1 of the Lease.

2.           Tenant shall pay Base/Fixed/annual Rent during the Extended Term in the amount of ONE MILLION FIFTY SEVEN THOUSAND THIRTY DOLLARS AND 00/100 ($1,057,030.00) DOLLARS per annum, payable in equal installments in the sum of EIGHTY EIGHT THOUSAND EIGHTY FIVE AND 83/100 ($88,085.83) DOLLARS per month, in the same manner as provided in Article 4 of the Lease, together with all additional rent and other charges set forth therein.

3.           It is expressly understood and agreed that the Tenant shall continue to occupy the Leased Premises as of the commencement of the Extended Term in an "as is" condition.

4.           Tenant shall continue to have the option to renew the Lease for an additional five (5) year period, which period shall be the second five (5) year renewal period set forth in Article 45.1 of the Lease.

5.           Except as hereinabove referred to, all other terms and conditions of the Lease shall remain in full force and effect, unimpaired and unmodified.

6.           This agreement shall be binding upon the parties hereto, their heirs, successors and assigns.

7.           The submission of this Third Amendment to Lease by Landlord to Tenant for review and approval shall not be deemed an option to lease, an offer to lease, or a reservation of the Leased Premises in favor of Tenant, it being intended that no rights or obligations shall be created by Landlord or Tenant until the execution and delivery of this Third Amendment to Lease by Landlord and Tenant, one to the other.

IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed by their proper corporate officers and caused their proper corporate seals to be hereto affixed the day and year first above written.

WITNESS:

/s/Jeffrey Siegel	/s/ Douglas Friedrich
MAURICE M. WEILL, TRUSTEE FOR
BRANCHBURG PROPERTY

WITNESS:	LIFECELL CORPORATION

/s/Susan Roberts	By: /s/Steven Sobieski

STATE OF NEW JERSEY	)
	)	SS.:
COUNTY OF ESSEX	)

BE IT REMEMBERED, that on this 6th day of November, 2007, before me the subscriber, a notary public of NJ, personally appeared* MAURICE M. WEILL, TRUSTEE FOR BRANCHBURG PROPERTY, who I am satisfied, is the Landlord mentioned in the within Instrument, and thereupon he acknowledged that he signed, sealed and delivered the same as his act and deed, for the uses and purposes therein expressed.
*Douglas Friedrich, authorized signatory

/s/Helen Montgomery
Notary Public of NJ

STATE OF	)
	)	SS.:
COUNTY OF	)

BE IT REMEMBERED, that on this 5th day of November, 2007,before me, the subscriber, Sue Roberts, personally appeared Steven Sobieski, who, I am satisfied, is the person who signed the within Instrument as CEO/President, of LIFECELL CORPORATION, a Delaware corporation, the Corporation named therein, and he thereupon acknowledged that the said instrument made by the corporation and sealed with its corporate seal, was signed and sealed with the corporate seal and delivered by him as such officer, and is the voluntary act and deed of the corporation, made by virtue of authority from its Board of Directors.

/s/Susan Roberts
Notary Public of NJ

PREPARED BY:  ROBERT K. BROWN, ESQ.